UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013 (November 7, 2013)

TIPTREE FINANCIAL INC.
(Exact Name of Registrant as Specified in Charter)
Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
780 Third Avenue, 21st Floor New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 446-1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Tiptree Financial Inc. (the “Company”) held its Annual Meeting of Stockholders (the “2013 Annual Meeting”) on November 7, 2013. At the Annual Meeting, the stockholders approved the Tiptree Financial Inc. 2013 Omnibus Incentive Plan (the “2013 Plan”).

The number of shares of our common stock available for award under the Incentive Plan is 2,000,000 shares of Class A common stock. The 2013 Plan, as amended, is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The matters voted upon at the Annual Meeting and the results of such voting are set forth below:

Proposal 1: Election of Board of Directors:

Name of Director	For	Withheld	Broker Non-Vote
Michael G. Barnes	32,761,661	6,372	538,734
Geoffrey N. Kauffman	32,761,661	6,372	538,734
William A. Houlihan	32,761,661	6,372	538,734
Jonathan Ilany	32,761,661	6,372	538,734
Richard A. Price	32,761,661	6,372	538,734
Bradley E. Smith	32,761,661	6,372	538,734

All director nominees were duly elected.

Proposal 2: Approval of the Company’s 2013 Omnibus Incentive Plan:

For	Against	Abstain	Broker Non-Vote
32,713,286	47,226	7,521	538,734

Proposal 2 was approved.

Proposal 3: Ratification of selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

For	Against	Abstain	Broker Non-Vote
33,300,400	0	6,367	0

Proposal 3 was approved.

Item 9.01 Financial Statements and Exhibits
(d) List of Exhibits:

10.1    Tiptree Financial Inc. 2013 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     TIPTREE FINANCIAL INC.

Date: November 12, 2013	By:	/s/ Geoffrey Kauffman
Name: Geoffrey Kauffman
Title: President and Chief Executive Officer

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